Exhibit 99.1

CONFIDENTIAL

February 1, 2008

Oracle Healthcare Acquisition Corp.

200 Greenwich Ave., 3rd Floor

Greenwich, CT 06830

Attention:	Joel Liffmann
President and Chief Operating Officer

Dear Joel:

This letter confirms the agreement between Oracle Healthcare Acquisition Corp. (the “Company” or “you”) and Piper Jaffray & Co. (“Piper Jaffray” or “we” or “us”) to engage us as your financial advisor as described below.

SERVICES

We agree to provide the following services during the term of our engagement in connection with the consummation of the proposed merger (the “Merger”) of your wholly owned subsidiary with and into Precision Therapeutics, Inc. (“PTI”), pursuant to which PTI would survive as your wholly owned subsidiary:

•

identify investors with potential interest in acquiring issued and outstanding shares of the Company’s common stock and use our commercially reasonable efforts to arrange meetings with these investors;

•	assist you in preparing any management presentation materials that you reasonably believe to be beneficial or necessary;

•	coordinate meeting and travel logistics as needed in the process;

•	assist you in preparing for due diligence reviews of the Company conducted by potential investors; and

•	execute, as agent, purchases by new investors, and related sales, of issued and outstanding shares of the Company.

You acknowledge and agree that our engagement pursuant to this letter is not an agreement by us or any of our affiliates to underwrite or purchase any securities of the Company or otherwise provide any financing, nor an agreement by you to issue or sell any securities.

FEES AND EXPENSES

You agree to pay us fees equal to $750,000 in immediately available funds, payable upon the closing of the Merger.

Upon receipt of an invoice, you agree to reimburse us for our reasonable and documented out-of-pocket expenses, including reasonable fees and disbursements of counsel, and reasonable allocation of database, courier and communication costs, whether or not the Merger is successfully closed. You understand that your reimbursement of the reasonable fees and disbursements of our counsel will be made on the basis of counsel’s generally applicable rates, which may be higher than the rates that counsel charges us for other matters based on arrangements that we have entered into with such counsel. This reimbursement obligation is in addition to the reimbursement of fees and expenses set forth below relating to attendance by us at proceedings or to indemnification and contribution as contemplated elsewhere in this agreement.

In the event our personnel must (by law or order of any governmental entity, regulatory body or court of competent jurisdiction) attend or participate in judicial or other proceedings to which we are not a party relating to the subject matter of this agreement, you shall pay us an additional per diem payment per person, at our customary rates, together with reimbursement of all reasonable and documented out-of-pocket expenses and disbursements, including reasonable attorneys’ fees and disbursements incurred by us in respect of our preparation for and participation in such proceedings.

INDEMNIFICATION AND CONTRIBUTION

Exhibit A is hereby incorporated into this agreement by reference and made a part of this agreement.

DISCLOSURE OF ADVICE AND INFORMATION

No advice we render, whether formal or informal, may be publicly disclosed, in whole or in part, or summarized, excerpted from, or otherwise referred to without our prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned. In addition, you may not otherwise refer to us in any public announcement or statement without our prior written consent. If we request, you agree to include a mutually acceptable reference to us in any press release or other public announcement made by you regarding the matters described in this letter. For the avoidance of doubt, nothing contained in this paragraph is intended, nor shall it be deemed, to limit or restrict in any respect any disclosure by the Company that is required to be made by applicable law or by formal order of any governmental entity, regulatory body or court.

In connection with our services hereunder, you will furnish us with all information concerning you which we reasonably deem appropriate and will provide us with access to your officers, directors, employees, accountants, counsel and other representatives; it being understood that we will rely solely upon such information supplied by you and your representatives without assuming any responsibility for independent investigation or verification thereof. You will use your commercially reasonable efforts to furnish the same information and access relative to PTI where appropriate.

You agree that we may place advertisements in mailings and financial and other newspapers and journals at our expense describing our services to you for any publicly announced or completed transaction and use your logo, provided that we will not disclose, without your consent, the size of the transaction, the proceeds you received or any other information regarding you or such transaction in such advertisements unless such information is already publicly available.

TERMINATION

The engagement under this agreement shall terminate upon the earlier of (i) the consummation of the Merger and (ii) any termination of that certain Agreement and Plan of Merger, dated as of December 3, 2007, by and among the Company, PTI Acquisition Sub, Inc. and PTI (as such agreement may be amended from time to time); provided, however, that you or we may terminate our engagement under this agreement, with or without cause, upon ten days’ written notice to the other party. The provisions contained in the “Fees and Expenses,” “Indemnification and Contribution” (including Annex A) and “Miscellaneous” sections of this agreement shall survive any termination of our engagement under this agreement in accordance with their respective terms.

OTHER MATTERS RELATING TO OUR ENGAGEMENT

You acknowledge that you have retained us solely to provide the services set forth in this agreement. In rendering such services, we will act as an independent contractor, and we owe our duties arising out of this engagement solely to the Company. You acknowledge that nothing in this agreement is intended to create duties to you or your creditors or securityholders beyond those expressly provided for in this agreement, and we and you specifically disclaim the creation of any fiduciary relationship between, or the imposition of any fiduciary duties on, either party.

You acknowledge that we are a securities firm engaged in securities trading and brokerage activities and providing investment banking and financial advisory services. In the ordinary course of business, we and our affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for their own account or the accounts of customers, in your debt or equity securities, your affiliates or other entities that may be involved in the transactions contemplated by this agreement.

In addition, we and our affiliates may from time to time perform various investment banking and financial advisory services for other clients and customers who may have conflicting interests with respect to you or the transaction. You also acknowledge that we and our affiliates have no obligation to use in connection with this engagement or to furnish you, confidential information obtained from other companies.

Furthermore, you acknowledge we may have fiduciary or other relationships whereby we or our affiliates may exercise voting power over securities of various persons, which securities may from time to time include securities of the Company or of potential purchasers or others with interests in respect of the transaction. You acknowledge that we or such affiliates may exercise such powers and otherwise perform our functions in connection with such fiduciary or other relationships without regard to our relationship to you hereunder.

You acknowledge that we are not an advisor as to legal, tax, accounting or regulatory matters in any jurisdiction. You should consult with your own advisors concerning such matters and are responsible for making your own independent investigation and appraisal of the transactions contemplated by this agreement, and we have no responsibility or liability to you with respect such matters.

Moreover, you and we acknowledge that, in connection with the matters covered by this agreement, both you and we are required to comply with applicable securities laws and regulations.

MISCELLANEOUS

This agreement shall be governed by and construed in accordance with the laws of Delaware, without regard to its conflict of law principles. You and we hereby waive all right to trial by jury in any action, proceeding, or counterclaim (whether based upon contract, tort or otherwise) in connection with any dispute arising out of this agreement or any matters contemplated by this agreement. This agreement embodies the entire agreement and understanding between you and us and supersedes all prior agreements and understandings relating to the subject matter of this agreement. This agreement may be executed in any number of counterparts. The invalidity or unenforceability of any provision of this agreement shall not affect the validity or enforceability of any other provisions of this agreement, which shall remain in full force and effect. This agreement is solely for the benefit of you and us, and no other person (other than the Indemnified Persons set forth in Annex A hereto) shall acquire or have any rights by virtue of this agreement.

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If this letter correctly sets forth the understanding between us, please so indicate by signing on the designated space below and returning a signed copy to us.

Sincerely,

PIPER JAFFRAY & CO.

By	/s/ J. West Riggs on behalf of Stuart Duty
Name	Stuart Duty
Title	Managing Director

Agreed to as of the date first above written:

ORACLE HEALTHCARE ACQUISITION CORP.

By	/s/ Joel Liffmann
Name	Joel Liffmann
Title	President & Chief Operating Officer